Exhibit 15.1
Deloitte Accountants B.V.
Flight Forum 1
5657 DA Eindhoven
P.O. Box 782
5600 AT Eindhoven
The Netherlands
Tel: +31 (40) 2345000
Fax: +31 (40) 2345407
www.deloitte.nl
ASML Holding N.V.
De Run 6501
5504 DR Veldhoven

Date	From
January 27, 2006	J.G.C.M. Buné
Consent of independent registered public accounting firm
We consent to the incorporation by reference, in the following Registration Statements on Form S-8 (Nos. 333-13332, No. 333-109154, 333-105600, 333-116337 and 333-126340), of ASML Holding N.V. (the “Company”) and in the related Prospectuses, of our report dated January 27, 2006 included in the Financial Statements on Form 20-F of the Company for the year ended December 31, 2005.

/s/ Deloitte Accountants B.V.